UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

On January 13, 2009, the United States District Court for the Western District of North Carolina issued its decision in the lawsuit brought by North Carolina against TVA alleging that TVA’s operation of its eleven coal-fired power plants in the states of Tennessee, Alabama, and Kentucky constitute public nuisances.  The court held that emissions from the Bull Run Fossil Plant (“Bull Run”), the Kingston Fossil Plant (“Kingston”), the John Sevier Fossil Plant (“John Sevier”), and the Widows Creek Fossil Plant (“Widows Creek”) constitute a public nuisance.  The first three plants are located in Tennessee, and Widows Creek is located in Alabama.  The court declined to order any relief as to the remainder of TVA’s coal-fired plants, holding that their emissions did not significantly impact North Carolina.

The court ordered TVA to take certain actions related to Bull Run, Kingston, John Sevier and Widows Creek.  Specifically, the court ordered that:

•	The flue gas desulfurization systems (“scrubbers”) and selective catalytic reduction systems (“SCRs”) currently operating at Bull Run be properly maintained and operated year-round.

•	The scrubbers under construction at Kingston be completed by December 31, 2010, and that Kingston’s scrubbers and SCRs be properly maintained and operated year-round.

•	Scrubbers and SCRs be installed and in operation for all four units at John Sevier by December 31, 2011.

•
TVA complete its plan to modernize the two existing scrubbers at Widows Creek, and install scrubbers for the remaining six units by December 31, 2013; TVA is further ordered to operate SCRs at all 8 units by December 31, 2013.

Additionally, the court required units at the named plants to meet specified emission rates and annual tonnage caps for nitrous oxide and sulfur dioxide after the applicable operation dates for the scrubbers.  Finally, the court required TVA’s Chief Executive Officer to make semi-annual reports to the court of TVA’s progress in complying with the order, beginning in July 2009.

TVA was already in the process of performing or planning to perform some of the actions ordered by the court.  For example, the court’s instructions with respect to Bull Run and Kingston are consistent with TVA’s current operating procedures and construction schedule, and the modernization of the two Widows Creek scrubbers is nearly complete.  The court’s order will require TVA to accelerate its schedule in some cases, such as by adding scrubbers and SCRs at John Sevier by 2011, when the current schedule calls for doing so by 2015.  TVA could also be required to take additional measures not currently planned or scheduled in order to comply with the court’s order.   Advancing the construction schedule or taking additional actions could increase TVA’s expenses or cause TVA to change the way it operates these facilities.

TVA is currently reviewing the decision and considering its options.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009	Tennessee Valley Authority
(Registrant)

/s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice President, Financial Services

(3)